Exhibit 99.1

Bruker Corporation Reports Financial Results for the Second Quarter and First Half Year of 2010

BILLERICA, Mass., July 28, 2010 (BUSINESS WIRE)  —  Bruker Corporation (NASDAQ: BRKR) today reported financial results for the three and six months ended June 30, 2010.

Second Quarter 2010 Financial Highlights:

•                  Revenue increased by 19% year-over-year (y-o-y) to $300.9 million, or by 20% y-o-y excluding the effects of acquisitions and foreign currency translation

•                  Adjusted EPS grew 114% y-o-y to $0.15

•                  Adjusted operating margin for the Bruker Scientific Instruments (BSI) segment expanded by 650 basis points y-o-y to 15.1%

First Half Year 2010 Financial Highlights:

•                  Revenue increased by 20% y-o-y to $578.6 million, or by 15% y-o-y excluding the effects of acquisitions and foreign currency translation

•                  Adjusted EPS grew 92% y-o-y to $0.25

•                  Adjusted operating margin for the Bruker Scientific Instruments (BSI) segment expanded by 510 basis points y-o-y to 13.1%

Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Financial Results

In the second quarter of 2010, revenue was $300.9 million, an increase of 19% compared to revenue of $252.5 million in the second quarter of 2009.  Excluding the effects of acquisitions and foreign currency translation, second quarter 2010 revenue increased by 20% year-over-year.  GAAP net income for the second quarter of 2010 was $22.6 million, or $0.14 per diluted share, compared to GAAP net income of $12.9 million, or $0.08 per diluted share, in the second quarter of 2009.  Adjusted net income for the second quarter of 2010 was $25.0 million, or $0.15 per diluted share, compared to adjusted net income of $12.3 million, or $0.07 per diluted share, in the second quarter of 2009.

For the six months ended June 30, 2010, revenue was $578.6 million, an increase of 20% compared to revenue of $483.0 million in the first half of 2009.  Excluding the effects of acquisitions and foreign currency translation, revenue for the first six months of 2010 increased by 15% over the comparable period in 2009.  GAAP net income for the six months ended June 30, 2010 was $38.7 million, or $0.23 per diluted share, compared to GAAP net income of $21.3 million, or $0.13 per diluted share, for the six months ended June 30, 2009.  Adjusted net income for the six months ended June 30, 2010 was $41.9 million, or $0.25 per diluted share, compared to adjusted net income of $21.5 million, or $0.13 per diluted share, for the six months ended June 30, 2009.

Cash flow from operations for the second quarter of 2010 was $47.6 million, compared to $38.2 million in the second quarter of 2009.  In the second quarter, on May 19, 2010, Bruker closed the acquisition of three former Varian, Inc. chemical analysis product lines from Agilent Technologies, Inc., for a cash purchase price of $37.5 million.  Bruker ended the second quarter of 2010 with cash, cash equivalents and restricted cash of $190.1 million, and net cash of $63.4 million.

Bruker’s trailing twelve months working-capital-per-revenue ratio declined from $0.51 as of June 30, 2009, to $0.44 as of June 30, 2010.

Comment and Outlook

Frank Laukien, President and CEO, commented: “We are extremely pleased with both our second quarter and half year results, with record first half revenues, operating income and earnings per share.  The execution by our teams was outstanding and for the second quarter in a row all four operating divisions in our Scientific Instruments segment delivered double-digit organic top-line growth year-over-year.  Our new order bookings have been very healthy, as we continue to benefit from additional stimulus orders, with more than $30 million in additional US ARRA funded orders received during the first half of 2010.  We have also experienced dramatic bookings growth in some of our industrial analysis product lines, which in the first half of 2010 increased by more than 50% compared to the first half of 2009, and again by more than 10% sequentially compared to the second half of 2009, even though the second half of each year is typically seasonally stronger.”

Dr. Laukien continued: “We monitor academic and government research budgets in Europe, and we believe that overall these will continue to be stable or growing.  While many European governments intend to reduce spending, we believe that these reductions will primarily target other government expenditures, while public science and research funding will largely be protected as a key investment in the future.  For example, the just announced European Union Seventh Framework Programme budgets EUR6.4 billion for proposals in 2011, up 12% from 2010, and up 30% from 2009.  Similarly, France just announced the ‘Grand Emprunt’ stimulus-type initiative to invest EUR11 billion on research and an additional EUR8 billion on university budgets in 2011, an increase from current budget levels.  We are optimistic about future government research budgets in many key European countries.  Moreover, Bruker is a very dynamic and resilient company, and our high-performance product portfolio and diversified customer base positions us well to continue our revenue growth and margin expansion.”

Commenting on BEST, Dr. Laukien stated: “We are also pleased with the continued revenue growth at our BEST segment.  In the last five quarters since our Accel acquisition, the BEST external backlog under contract has increased from $14.3 million on March 31, 2009 to over $90 million as of June 30, 2010.”

Bruker Scientific Instruments (BSI) Segment

In the second quarter of 2010, BSI revenue was $284.9 million, an increase of 18% compared to $241.3 for the second quarter of 2009.  Our new chemical analysis business, acquired on May 19, 2010, generated revenue of $3.7 million during the last 6 weeks of the second quarter of 2010.  Excluding the effects of acquisitions and foreign currency translation, BSI revenue for second quarter of 2010 increased by 18% over the comparable period in 2009.

Adjusted operating margin for the BSI segment in the second quarter of 2010 was 15.1%, compared to 8.6% in the second quarter of 2009.  GAAP EPS for the BSI segment in the second quarter of 2010 was $0.15, compared to $0.08 in the second quarter of 2009.

For the six months ended June 30, 2010, BSI revenue was $545.2 million, an increase of 17% compared to revenue of $464.9 million in the first half of 2009.  Excluding the effects of acquisitions and foreign currency translation, BSI revenue for the first six months of 2010 increased by 14% over the comparable period in 2009.  Adjusted BSI operating margin for the six months ended June 30, 2010 was 13.1%, compared to 8.0%, for the six months ended June 30, 2009.  GAAP EPS for the BSI Segment for the six months ended June 30, 2010 was $0.26 per diluted share, compared to $0.14 per diluted share for the six months ended June 30, 2009.

Bruker Energy & Supercon Technologies (BEST) Segment

In the second quarter of 2010, BEST revenue was $18.1 million, an increase of 32% compared to $13.7 for the second quarter of 2009.  Excluding the effects of foreign currency translation, BEST revenue for the second quarter 2010 increased by 41% organically over the comparable period in 2009.  The GAAP BEST loss per diluted share in the second quarter of 2010 was ($0.01), compared to $(0.00) in the second quarter of 2009.

For the six months ended June 30, 2010, revenue for BEST was $38.8 million, an increase of 78%, compared to revenue of $21.8 million in the first half of 2009.  Excluding the effects of acquisitions and foreign currency translation, BEST revenue for the first six months of 2010 increased by 47% over the comparable period in 2009.  GAAP BEST loss per diluted share for the six months ended June 30, 2010 was ($0.02), compared to ($0.02) for the six months ended June 30, 2009.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS, adjusted operating income and adjusted operating margin, which exclude acquisition-related and restructuring and other charges. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts.

For example:

We exclude certain acquisition-related charges or credits and associated tax effects, including charges for the sale of inventories revalued at the date of acquisition, significant transaction costs such as legal fees and credits associated with bargain purchases. We exclude these costs because we do not believe they are indicative of our normal operating costs.

We exclude charges and tax effects associated with restructuring and business divestiture activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring and business divestiture activities are not indicative of our normal operating costs.

We exclude the expense and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 5 to 20 years. Exclusion of these non-cash amortization expenses allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Bruker’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors.  Such measures are also used by management in their financial and operating decision-making and for compensation purposes.

The non-GAAP financial measures of Bruker’s results of operations included in this press release are not meant to be considered superior to or a substitute for Bruker’s results of operations prepared in accordance with GAAP.  Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

EARNINGS CONFERENCE CALL

Bruker Corporation will host an operator-assisted earnings conference call at 10:00 a.m. Eastern Daylight Time on Wednesday, July 28, 2010.  To listen to the webcast, investors can go to http://ir.bruker.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.  Investors can also listen and participate on the telephone in the US and Canada by calling 800-688-0796, or +1-617-614-4070 outside the US and Canada.  Investors should refer to the Bruker Earnings Call.  A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or +1-617-801-6888 outside the US and Canada, and then entering replay pass code 54990611.  For more information, please visit http://ir.bruker.com

CAUTIONARY STATEMENT

Any statements contained in this presentation that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, and exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2009, our most recent quarterly reports on Form 10-Q and our current reports on Form 8-K. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2010	2009	2010	2009

Revenues	$300.9	$252.5	$578.6	$483.0
Cost of revenues	165.2	141.3	316.6	269.1

Gross profit	135.7	111.2	262.0	213.9

Operating Expenses:
Selling, general and administrative	64.0	60.4	129.7	118.9
Research and development	31.2	31.1	64.0	60.2
Amortization of acquisition-related intangible assets	0.7	0.5	1.1	0.9
Other charges (credits), net	1.9	(1.0)	2.4	(0.6)
Total operating expenses	97.8	91.0	197.2	179.4

Operating income	37.9	20.2	64.8	34.5

Interest and other income (expense), net	(4.2)	(2.9)	(4.5)	(2.8)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	33.7	17.3	60.3	31.7
Income tax provision	10.8	4.6	21.4	10.4

Consolidated net income	22.9	12.7	38.9	21.3
Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	0.3	(0.2)	0.2	—
Net income attributable to Bruker Corporation	$22.6	$12.9	$38.7	$21.3

Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.14	$0.08	$0.24	$0.13
Diluted	$0.14	$0.08	$0.23	$0.13

Weighted average common shares outstanding:
Basic	164.3	163.3	164.2	163.3
Diluted	165.8	164.7	165.7	164.5

Reconciliation of adjusted operating income, net income and earnings per share for the three and six months ended June 30, 2010 and 2009 (unaudited) (a) (b)

(in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2010	2009	2010	2009
Reconciliation of Adjusted Operating Income
GAAP operating income (a)	$37.9	$20.2	$64.8	$34.5
Cost of revenues charges (c)	0.2	—	0.2	—
Amortization of acquisition-related intangible assets (d)	0.7	0.5	1.1	0.9
Other charges (credits), net (e)	1.9	(1.0)	2.4	(0.6)
Adjusted operating income	$40.7	$19.7	$68.5	$34.8
Adjusted operating margins	13.5%	7.8%	11.8%	7.2%

Reconciliation of Adjusted Net Income
GAAP net income (a)	$22.6	$12.9	$38.7	$21.3
Cost of revenues charges (c)	0.2	—	0.2	—
Amortization of acquisition-related intangible assets (d)	0.6	0.4	1.0	0.8
Other charges (credits), net (e)	1.6	(1.0)	2.0	(0.6)
Adjusted net income	$25.0	$12.3	$41.9	$21.5

Reconciliation of Adjusted Earnings Per Share
GAAP earnings per share (a)	$0.14	$0.08	$0.23	$0.13
Cost of revenues charges (c)	—	—	—	—
Amortization of acquisition-related intangible assets (d)	—	—	0.01	—
Other charges (credits), net (e)	0.01	(0.01)	0.01	—
Adjusted earnings per share	$0.15	$0.07	$0.25	$0.13

(a)          “GAAP” (reported) results were determined in accordance with U.S. generally accepted accounting principles (GAAP)

(b)         Adjusted results are non-GAAP measures and for income measures exclude certain charges to cost of revenues (see note c for details); amortization of acquisition-related intangible assets (see note d for details); and restructuring and other charges (see note e for details); the tax consequences of the preceding items (see note f for details)

(c)          Reported results in 2010 include charges for the sale of inventories revalued at the date of acquisition

(d)         Reported results in 2010 and 2009 include charges for the amortization of acquisition-related intangible assets

(e)          Reported results within other charges (credits) in 2010 include $1.0 million of  charges associated with the divestiture of a manufacturing facility, and $0.5 million of charges associated with short-term transition services agreements and $0.4 million in charges for professional fees associated with our chemical analysis division acquisition in the second quarter. Reported results within other charges (credits) in 2009 included a net gain of $1.0 million on the acquisition of ACCEL Instruments

(f)            The charges described in notes c, d and e have been tax effected using enacted tax rates in the jurisdiction in which the charge was recorded

Reconciliation of BSI and BEST reportable segments to the consolidated results of Bruker Corporation for the three and six months ended June 30, 2010 and 2009 (unaudited) (a) (b)

		Bruker
	Bruker	Energy &	Corporate,	Consolidated
Segment Data	Scientific	Supercon	Adjustments	Bruker
(in millions, except per share amounts)	Instruments	Technologies	& Eliminations	Corporation
Three Months Ended June 30, 2010:

Revenue	$284.9	$18.1	$(2.1)	$300.9

Gross profit - GAAP	133.4	3.1	(0.8)	135.7
Cost of revenues charges (c)	0.2	—	—	0.2
Gross profit - adjusted	133.6	3.1	(0.8)	135.9
Gross profit margin - adjusted	46.9%	17.1%		45.2%

Operating income (loss) - GAAP	40.4	(1.7)	(0.8)	37.9
Amortization of acquisition-related intangible assets (d)	0.6	0.1	—	0.7
Other charges (e)	1.9	—	—	1.9
Operating income (loss) - adjusted	42.9	(1.6)	(0.8)	40.5
Operating margin - adjusted	15.1%	(8.8)%		13.5%

Net income (loss) attributable to Bruker Corporation - GAAP	25.1	(2.0)	(0.5)	22.6

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.15	$(0.01)	$(0.00)	$0.14

Weighted average shares outstanding:	165.8	164.3	164.3	165.8

Three Months Ended June 30, 2009:

Revenue	$241.3	$13.7	$(2.5)	$252.5

Gross profit - GAAP	109.6	1.6	—	111.2
Cost of revenues charges (c)	—	—	—	—
Gross profit - adjusted	109.6	1.6	—	111.2
Gross profit margin - adjusted	45.4%	11.7%		44.0%

Operating income (loss) - GAAP	20.4	(0.7)	0.5	20.2
Amortization of acquisition-related intangible assets (d)	0.4	0.1	—	0.5
Other charges (credits), net (e)	—	(1.0)	—	(1.0)
Operating income (loss) - adjusted	20.8	(1.6)	0.5	19.7
Operating margin - adjusted	8.6%	(11.7)%		7.8%

Net income (loss) attributable to Bruker Corporation - GAAP	13.2	(0.8)	0.5	12.9

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.08	$(0.00)	$0.00	$0.08

Weighted average shares outstanding:	164.7	163.3	164.7	164.7

		Bruker
	Bruker	Energy &	Corporate,	Consolidated
Segment Data	Scientific	Supercon	Adjustments	Bruker
(in millions, except per share amounts)	Instruments	Technologies	& Eliminations	Corporation
Six Months Ended June 30, 2010:

Revenue	$545.2	$38.8	$(5.4)	$578.6

Gross profit - GAAP	255.9	7.2	(1.1)	262.0
Cost of revenues charges (c)	0.2	—	—	0.2
Gross profit - adjusted	256.1	7.2	(1.1)	262.2
Gross profit margin - adjusted	47.0%	18.6%		45.3%

Operating income (loss) - GAAP	68.1	(2.2)	(1.1)	64.8
Amortization of acquisition-related intangible assets (d)	0.9	0.2	—	1.1
Other charges (e)	2.4	—	—	2.4
Operating income (loss) - adjusted	71.4	(2.0)	(1.1)	68.3
Operating margin - adjusted	13.1%	(5.2)%		11.8%

Net income (loss) attributable to Bruker Corporation - GAAP	42.3	(2.8)	(0.8)	38.7

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.26	$(0.02)	$(0.00)	$0.23

Weighted average shares outstanding:	165.7	164.2	164.2	165.7

Six Months Ended June 30, 2009:

Revenue	$464.9	$21.8	$(3.7)	$483.0

Gross profit - GAAP	211.0	2.2	0.7	213.9
Cost of revenues charges (c)	—	—	—	—
Gross profit - adjusted	211.0	2.2	0.7	213.9
Gross profit margin - adjusted	45.4%	10.1%		44.3%

Operating income (loss) - GAAP	36.5	(3.1)	1.1	34.5
Amortization of acquisition-related intangible assets (d)	0.7	0.2	—	0.9
Other charges (credits), net (e)	—	(0.6)	—	(0.6)
Operating income (loss) - adjusted	37.2	(3.5)	1.1	34.8
Operating margin - adjusted	8.0%	(16.1)%		7.2%

Net income (loss) attributable to Bruker Corporation - GAAP	23.5	(3.4)	1.2	21.3

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.14	$(0.02)	$0.01	$0.13

Weighted average shares outstanding:	164.5	163.3	164.5	164.5

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	June 30,	December 31,
(in millions)	2010	2009

ASSETS

Current assets:
Cash, cash equivalents and restricted cash	$190.1	$209.1
Accounts receivable, net	161.5	184.1
Inventories	424.5	422.8
Other current assets	58.5	57.5
Total current assets	834.6	873.5

Property, plant and equipment, net	199.3	223.4
Intangible and other long-term assets	106.6	75.1

Total assets	$1,140.5	$1,172.0

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$25.1	$22.0
Accounts payable	53.6	49.8
Customer advances	212.0	219.2
Other current liabilities	252.5	249.2
Total current liabilities	543.2	540.2

Long-term debt	101.6	115.7
Other long-term liabilities	83.1	97.3

Total shareholders’ equity	412.6	418.8

Total liabilities and shareholders’ equity	$1,140.5	$1,172.0

FOR FURTHER INFORMATION:	Stacey Desrochers, Director of Investor Relations
Tel: +1 (978) 663-3660, ext. 1115
Email: stacey.desrochers@bruker.com